Tyler Technologies Reports Earnings for Third Quarter 2019

Revenues grow 16.7% as operating cash flows reach new quarterly high

PLANO, Texas – October 30, 2019 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Highlights:

•
Total revenues were $275.4 million, up 16.7% from $236.1 million for the third quarter of 2018. Organic revenue growth was 8.9%. Non-GAAP total revenues were $277.2 million, up 16.7% from $237.6 million for the third quarter of 2018. Non-GAAP organic revenue growth was 8.3%.

•	Recurring revenues from maintenance and subscriptions were $185.1 million, an increase of 19.5% compared to the third quarter of 2018, and comprised 67.2% of third quarter 2019 revenue.

•	Operating income was $40.1 million, up 6.6% from $37.6 million for the third quarter of 2018. Non-GAAP operating income was $71.0 million, up 10.3% from $64.3 million for the third quarter of 2018.

•
Net income was $40.4 million, or $1.00 per diluted share, up 3.8% compared to $38.9 million, or $0.96 per diluted share, for the third quarter of 2018. Non-GAAP net income was $54.3 million, or $1.35 per diluted share, up 9.3% compared to $49.7 million, or $1.23 per diluted share, for the third quarter of 2018.

•	Cash flows from operations were $130.1 million, up 16.0% compared to $112.1 million for the third quarter of 2018.

•	Adjusted EBITDA was $77.1 million, up 9.3% compared to $70.5 million for the third quarter of 2018.

•	Software subscription arrangements comprised approximately 51% of the total new software contract value in the third quarter, compared to approximately 37% in the third quarter of 2018.

•	Subscription bookings in the third quarter added $10.6 million in annual recurring revenue.

•
Total backlog was $1.41 billion, up 13.9% from $1.24 billion at September 30, 2018. Software-related backlog (excluding appraisal services) was $1.38 billion, up 14.9% from $1.20 billion at September 30, 2018.

•	Effective January 1, 2019, Tyler adopted the requirements of ASU No. 2016-02, Leases (Topic 842), utilizing the modified retrospective method of transition.

“Our execution in the third quarter was solid as we continued to build on a strong first half of the year,” said Lynn Moore, Tyler’s president and chief executive officer. “We achieved double-digit growth over last year in all of our software-related revenue lines, and organic revenue growth continued to accelerate sequentially. Subscription revenue once again led our growth, rising 28.2%, and software license and royalty revenue grew 13.1%. In addition, non-GAAP diluted earnings per share and free cash flow both reached new quarterly highs.

"Bookings in the third quarter were solid at approximately $259 million, up 1.6% over the prior year. For the trailing twelve months, bookings were up 18.9%. We signed a record number of new software contracts this

Tyler Technologies Reports Earnings
For Third Quarter 2019
October 30, 2019

quarter, and for the first nine months of 2019, the total number of new software contracts signed has already surpassed the total signed for the full year of 2018. Bookings and revenue growth in the quarter were both affected by delays in the timing of several federal contracts at MicroPact, as an increasing amount of that business is coming through its partner channel. Several significant deals were signed by partners at the end of the quarter, but the related contracts with MicroPact were not executed until October and will be recognized in the fourth quarter.

"We're excited about the recently announced strategic collaboration agreement with Amazon Web Services (AWS), which deepens our existing relationship by leveraging the AWS cloud to lay the groundwork for the future of cloud services for the public sector. This agreement provides the framework for development, training and collaboration in order to support next-generation applications that have the scalability, resiliency and security AWS offers. We look forward to working with AWS on accelerating innovation and the development of strategic initiatives.

"We're also pleased to announce today the acquisition of Courthouse Technologies (CHT), a leading provider of jury management systems. CHT's software-as-a-service solution serves courts of all sizes across the United States and Canada and complements and elevates Tyler's existing solutions for courts," added Moore.

Guidance for 2019

As of October 30, 2019, Tyler Technologies is providing the following guidance for the full year 2019:

•	GAAP total revenues are expected to be in the range of $1.082 billion to $1.095 billion. Non-GAAP total revenues are expected to be in the range of $1.090 billion to $1.103 billion.

•
GAAP diluted earnings per share are expected to be in the range of $3.50 to $3.63 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate, as well as final valuation of acquired intangibles.

•	Non-GAAP diluted earnings per share are expected to be in the range of $5.22 to $5.35.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $62 million.

•	Research and development expense is expected to be in the range of $81 million to $83 million.

•	Fully diluted shares for the year are expected to be in the range of $40 million to $40.5 million shares.

•
GAAP earnings per share assumes an estimated annual effective tax rate of approximately 10% after discrete tax items and includes approximately $27 million of discrete tax benefits related to share-based compensation.

•	The non-GAAP annual effective tax rate is expected to be 24%.

•
Capital expenditures are expected to be in the range of $45 million to $47 million, including approximately $20 million related to real estate and approximately $6 million of capitalized software development costs related to MicroPact. Total depreciation and amortization expense is expected to be approximately $76 million, including approximately $52 million from amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation

Tyler Technologies Reports Earnings
For Third Quarter 2019
October 30, 2019

Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue and amortization of acquired leases of approximately $8 million. Non-GAAP diluted earnings per share excludes the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $62 million, and amortization of acquired software and intangible assets of approximately $52 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $27 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, October 31, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10134985. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them to listen to the call live.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through November 7, 2019. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10134985.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is the largest and most established provider of integrated software and technology services focused on the public sector. Tyler’s end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler’s solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 21,000 successful installations across 10,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. A financially strong company, Tyler has achieved double-digit revenue growth every quarter since 2012. It was also named to Forbes’ "Best Midsize Employers" list in 2018 and recognized twice on its "Most Innovative Growth Companies" list. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures

Tyler Technologies Reports Earnings
For Third Quarter 2019
October 30, 2019

provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-
GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, and acquisition-related expenses.

Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we

Tyler Technologies Reports Earnings
For Third Quarter 2019
October 30, 2019

conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
###
(Comparative results follow)

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

19-75

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Software licenses and royalties	$25,379	$22,444	$67,847	$67,620
Subscriptions	75,272	58,699	216,022	160,736
Software services	54,997	48,199	160,841	144,812
Maintenance	109,833	96,215	316,674	286,188
Appraisal services	6,008	5,544	17,455	16,470
Hardware and other	3,911	4,966	18,751	17,475
Total revenues	275,400	236,067	797,590	693,301

Software licenses and royalties	971	957	2,680	2,939
Acquired software	7,975	5,897	22,645	17,003
Software services, maintenance and subscriptions	128,545	111,508	371,464	327,080
Appraisal services	4,096	3,505	11,306	10,854
Hardware and other	3,096	2,574	14,870	11,718
Total cost of revenues	144,683	124,441	422,965	369,594

Gross profit	130,717	111,626	374,625	323,707

Selling, general and administrative expenses	63,888	52,605	187,481	152,471
Research and development expense	21,130	17,050	60,172	45,929
Amortization of customer and trade name intangibles	5,646	4,386	15,762	11,742
Operating income	40,053	37,585	111,210	113,565
Other income, net	499	1,041	838	2,198
Income before income taxes	40,552	38,626	112,048	115,763
Income tax provision (benefit)	162	(298)	12,311	(147)
Net income	$40,390	$38,924	$99,737	$115,910

Earnings per common share:
Basic	$1.04	$1.00	$2.58	$3.01
Diluted	$1.00	$0.96	$2.49	$2.87

Weighted average common shares outstanding:
Basic	38,765	38,761	38,614	38,533
Diluted	40,280	40,528	40,015	40,345

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of non-GAAP total revenues
GAAP total revenues	$275,400	$236,067	$797,590	$693,301
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,698	1,397	6,052	3,048
Add: Amortization of acquired leases	89	104	289	326
Non-GAAP total revenues	$277,187	$237,568	$803,931	$696,675

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$130,717	$111,626	$374,625	$323,707
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,698	1,397	6,052	3,048
Add: Amortization of acquired leases	89	104	289	326
Add: Share-based compensation expense included in cost of revenues	3,612	3,909	11,166	9,640
Add: Amortization of acquired software	7,975	5,897	22,645	17,003
Non-GAAP gross profit	$144,091	$122,933	$414,777	$353,724
GAAP gross margin	47.5%	47.3%	47.0%	46.7%
Non-GAAP gross margin	52.0%	51.7%	51.6%	50.8%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$40,053	$37,585	$111,210	$113,565
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,698	1,397	6,052	3,048
Add: Amortization of acquired leases	89	104	289	326
Add: Share-based compensation expense	14,887	14,476	44,369	37,966
Add: Employer portion of payroll tax related to employee stock transactions	621	484	1,052	1,408
Add: Acquisition related costs	5	—	945	—
Add: Amortization of acquired software	7,975	5,897	22,645	17,003
Add: Amortization of customer and trade name intangibles	5,646	4,386	15,762	11,742
Non-GAAP adjustments subtotal	30,921	26,744	$91,114	$71,493
Non-GAAP operating income	$70,974	$64,329	$202,324	$185,058
GAAP operating margin	14.5%	15.9%	13.9%	16.4%
Non-GAAP operating margin	25.6%	27.1%	25.2%	26.6%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$40,390	$38,924	$99,737	$115,910
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	30,921	26,744	91,114	71,493
Less: Tax impact related to non-GAAP adjustments	(16,992)	(15,987)	(36,448)	(45,088)
Non-GAAP net income	$54,319	$49,681	$154,403	$142,315
GAAP earnings per diluted share	$1.00	$0.96	$2.49	$2.87
Non-GAAP earnings per diluted share	$1.35	$1.23	$3.86	$3.53

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$3,612	$3,909	$11,166	$9,640
Selling, general and administrative expenses	11,275	10,567	33,203	28,326
Total share-based compensation expense	$14,887	$14,476	$44,369	$37,966

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$40,390	$38,924	$99,737	$115,910
Amortization of customer and trade name intangibles	5,646	4,386	15,762	11,742
Depreciation and amortization included in
cost of revenues, SG&A and other expenses	14,076	11,466	40,639	33,472
Interest expense included in other income, net	236	192	1,409	570
Income tax provision	162	(298)	12,311	(147)
EBITDA	$60,510	$54,670	$169,858	$161,547
Write-downs of acquisition-related deferred revenue	1,698	1,397	6,052	3,048
Share-based compensation expense	14,887	14,476	44,369	37,966
Acquisition related costs	5	—	$945	$—
Adjusted EBITDA	$77,100	$70,543	$221,224	$202,561

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	September 30, 2019	December 31, 2018
ASSETS

Current assets:
Cash and cash equivalents	$161,438	$134,279
Accounts receivable, net	347,982	298,912
Current investments and other assets	60,382	80,970
Income tax receivable	4	4,697
Total current assets	569,806	518,858

Accounts receivable, long-term portion	20,437	16,020
Operating lease right-of-use assets	20,172	—
Property and equipment, net	169,950	155,177

Other assets:
Goodwill	826,040	753,718
Other intangibles, net	377,580	276,852
Non-current investments and other assets	71,104	70,338

Total assets	$2,055,089	$1,790,963

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$78,841	$73,390
Current income tax payable	—	—
Operating lease liabilities	6,413	—
Deferred revenue	391,560	350,512
Total current liabilities	476,814	423,902

Revolving line of credit	—	—
Deferred revenue, long-term	241	424
Deferred income taxes	40,303	41,791
Operating lease liabilities, long-term	18,134	—
Shareholders' equity	1,519,597	1,324,846

Total liabilities and shareholders' equity	$2,055,089	$1,790,963

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$40,390	$38,924	$99,737	$115,910
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	19,803	15,978	56,547	45,627
Share-based compensation expense	14,887	14,476	44,369	37,966
Operating lease right-of-use assets - non cash	3,979	—	3,979	—
Deferred income tax (benefit) expense	(2,889)	162	(10,329)	(5,034)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	53,903	42,583	(15,776)	(15,116)
Net cash provided by operating activities	130,073	112,123	178,527	179,353

Cash flows from investing activities:
Additions to property and equipment	(4,781)	(8,508)	(28,833)	(23,460)
Purchase of marketable security investments	(17,205)	(17,788)	(27,322)	(92,638)
Proceeds from marketable security investments	17,166	21,054	56,854	60,208
Investment in software	(1,308)	—	(3,540)	—
Cost of acquisitions, net of cash acquired	(650)	(10,156)	(199,870)	(167,308)
(Increase) decrease in other	(925)	1,043	(493)	857
Net cash used by investing activities	(7,703)	(14,355)	(203,204)	(222,341)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	(15,000)	—	—	—
Purchase of treasury shares	—	—	(17,786)	—
Proceeds from exercise of stock options	40,163	26,219	62,295	70,536
Contributions from employee stock purchase plan	2,718	2,218	7,327	5,978
Net cash provided by financing activities	27,881	28,437	51,836	76,514

Net increase in cash and cash equivalents	150,251	126,205	27,159	33,526
Cash and cash equivalents at beginning of period	11,187	93,247	134,279	185,926

Cash and cash equivalents at end of period	$161,438	$219,452	$161,438	$219,452